Exhibit 99.1

Contacts:
Investors:
Ron Parham
Sr. Director of Investor Relations
& Corporate Communications
Columbia Sportswear Company
(503) 985-4584
rparham@columbia.com

Media:
Scott Trepanier
Columbia Sportswear Public Relations
(503) 985-4183
strepanier@columbia.com

COLUMBIA SPORTSWEAR COMPANY TO PURCHASE
PRANA LIFESTYLE APPAREL BRAND IN $190 MILLION CASH TRANSACTION

Highlights:
•	PrAna is a rapidly growing lifestyle apparel brand that complements Columbia’s portfolio of authentic, active outdoor brands.
•	PrAna’s sales grew at a compound annual growth rate of more than 30 percent between 2010 and 2013, and are on pace to surpass $100 million in 2014 and generate low double-digit operating margin.
•	Purchase price of $190 million, which is subject to customary working capital adjustments, equates to approximately 13 times prAna’s projected 2014 EBITDA.
•	Acquisition expected to be accretive in first full fiscal year (2015).
•	Existing seasoned management team to remain and drive continued growth rooted in prAna’s core brand values of healthy, mindful living and sustainability.
•	Transaction expected to close during second quarter of 2014, subject to customary conditions and regulatory approvals.

PORTLAND, Ore. — April 29, 2014 — Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in the global outdoor apparel, footwear, accessories and equipment industries, today announced that it has signed a definitive agreement to acquire all controlling interests in prAna Living LLC from majority owner Steelpoint Capital Partners and all other minority members for $190 million in cash, which is subject to customary working capital adjustments. PrAna will join Columbia’s portfolio of authentic, active outdoor brands, which include Columbia, Mountain Hardwear, Sorel and Montrail.

“We are very excited to welcome prAna to Columbia’s brand portfolio,” said Tim Boyle, Columbia’s president and chief executive officer. “PrAna is a rapidly growing lifestyle apparel brand positioned at the intersection of today’s healthy, active lifestyles and socially conscious consumerism. A growing number of women and men are embracing prAna’s versatile products that are designed and manufactured with sustainability as a core value.

Boyle continued, “PrAna fits Columbia’s strategic priorities to expand into categories that appeal to complementary consumer segments, reduce our dependence on cold-weather products, and leverage Columbia’s global operational platforms to expand across key geographic markets.

“Of equal importance is the cultural fit and professional camaraderie we’ve found at prAna as we’ve worked with CEO Scott Kerslake and the prAna management team. We look forward to completing the transaction and teaming with them to unlock prAna’s global brand potential.”

Since its founding in 1992, prAna has been committed to inspiring healthy, active, free-spirited lifestyles rooted in yoga, rock-climbing and fitness, and reflecting values of social and environmental responsibility, community, service and optimism. PrAna sales grew at a compound annual growth rate of more than 30 percent between 2010 and 2013, and are on pace to surpass $100 million in 2014 and generate low double-digit operating margin. PrAna’s products are currently sold through select specialty and online retailers across North America, as well as company-owned direct-to-consumer channels that include 5 U.S. retail stores, a U.S. ecommerce site and direct-mail catalogs. Markets outside of North America currently comprise less than 5 percent of annual sales and represent a substantial opportunity to accelerate growth by leveraging Columbia’s international relationships.

“We are thrilled at the prospect of joining Columbia’s portfolio of distinct outdoors brands,” said prAna’s chief executive officer, Scott Kerslake. “PrAna is a brand founded on designing stylish, functional, active apparel made in an environmentally sustainable way. With Columbia’s financial strength, operational expertise, and global market platform, we now will be able to reach a much broader audience of socially conscious consumers worldwide.”

PrAna will remain headquartered in Carlsbad, California and operate as a wholly owned subsidiary of Columbia Sportswear Company, with Kerslake continuing to serve as chief executive officer reporting directly to Columbia president and CEO Tim Boyle.

Columbia intends to fund the purchase from available cash and expects the transaction to close during the second quarter of 2014. Assuming the transaction closes in the second quarter of 2014, Columbia expects to recognize incremental prAna net sales of approximately $55 million over the remainder of 2014, which is expected to contribute low double-digit operating margin to Columbia’s consolidated 2014 results, excluding the effect of one-time transaction fees, purchase accounting adjustments, and other integration costs. One-time transaction fees are expected to total approximately $4 million in 2014. In addition, under GAAP purchase accounting methods, amortization of certain acquired assets and other integration costs are expected to total approximately $9 million in 2014. In 2015, Columbia expects prAna’s annual sales to increase at a double-digit rate over 2014, operating margin to be in the low-teens, excluding purchase accounting amortization and other integration costs of approximately $5 million, resulting in accretion to Columbia’s consolidated earnings in 2015.

The transaction is subject to customary conditions and regulatory approvals.

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Columbia Sportswear Company in the transaction and Wachtell, Lipton, Rosen & Katz is serving as the company’s legal advisor.

Conference Call
The company will host a conference call on Tuesday, April 29, 2014 at 5:00 p.m. ET to review this announcement, together with the company’s first quarter financial results and 2014 outlook which will also be announced separately today at approximately 4:00pm ET. Dial 877-407-9205 to participate. The call will also be webcast live on the Investor Relations section of the Company’s website at http://investor.columbia.com where it will remain available until approximately April 28, 2015.

About Columbia Sportswear
Columbia Sportswear Company is a leading innovator in the global outdoor apparel, footwear, accessories and equipment industry. Founded in 1938 in Portland, Oregon, our products are sold in approximately 100 countries and have earned an international reputation for innovation, quality and performance. Our products feature innovative technologies and designs that protect outdoor enthusiasts from the elements, increase comfort, and make outdoor activities more enjoyable. In addition to the Columbia® brand, Columbia Sportswear Company also owns the outdoor brands Mountain Hardwear®, Sorel®, Montrail® and OutDry®. To learn more, please visit the company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, www.montrail.com and www.outdry.com.

About prAna

PrAna is a lifestyle apparel brand that draws its name from the ancient Sanskrit word for breath, life and vitality of the spirit. The prAna team creates mindfully-designed, purposeful and stylish clothing for free spirited people to pursue their passions from the mountains to the beach. Since its founding in 1993, prAna has been committed to sustainable practices in both its operations and supply chain, working to reduce its impact on soils, water supplies and other natural resources while promoting conservation. PrAna is also conscious of its impact on communities and has worked to include a growing number of fair trade styles every year. It is the first apparel company in North America to offer Fair Trade USA certified products and accessories. PrAna is sold in five flagship stores, online at prana.com, and in 1,400 specialty retailers across the US, Canada, Europe and Asia. To learn more visit www.prana.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected growth of the prAna brand’s sales and profits; prAna’s expected EBITDA margin; the ability to expand prAna’s sales into key global markets; the effect of the acquisition on Columbia Sportswear Company’s consolidated sales, operating margin and earnings; the level of operational synergies upon completion of the transaction; and the timing and costs of completion of the acquisition. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the possibility that the prAna acquisition does not close successfully, including, but not limited to, due to the failure to obtain governmental approval; the ability to realize the forecasted benefits of the prAna acquisition on a timely basis or at all; the ability to combine Columbia’s business operations with prAna’s successfully or in a timely and cost-efficient manner; the degree of business disruption to Columbia and/or to prAna that may result from the acquisition and related integration efforts; loss of key customer accounts; the ability to successfully develop prAna’s brand and business globally; changes in duty structures in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences or spending patterns; cancellation of orders for future delivery, changes in planned customer demand, re-orders or at-once orders; the availability and pricing of raw materials and manufacturing capacity; reliance on foreign sourcing; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns;

consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The company cautions that forward-looking statements are inherently less reliable than historical information.  The company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations.  New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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